                  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                              ATTORNEYS AT LAW

AUSTIN            A REGISTERED LIMITED LIABILITY PARTNERSHIP
BRUSSELS            INCLUDING PROFESSIONAL CORPORATIONS
HOUSTON
LONDON                      1700 PACIFIC AVENUE
LOS ANGELES                     SUITE 4100
MOSCOW                   DALLAS, TEXAS  75201-4675
NEW YORK                      (214) 969-2800
PHILADELPHIA                FAX (214) 969-4343
SAN ANTONIO
WASHINGTON
               WRITER'S DIRECT DIAL NUMBER  (214) 969 - 2800


                               May 20, 1998


Mannatech, Incorporated
600 S. Royal Lane, Suite 200
Coppell, Texas  75019

Ladies and Gentlemen:

     We have acted as counsel to Mannatech, Incorporated, a Texas corporation (the "Company"), in connection with the proposed public offering of up to 9,200,000 shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), as described in a registration statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission.

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     A. The shares of Common Stock which are to be sold and delivered by the Company and certain selling shareholders of the Company (the "Selling Shareholders") as contemplated by the Underwriting Agreement (the "Underwriting Agreement"), the form of which is filed as Exhibit 1.1 to the Registration Statement, have been duly and validly authorized by the Company.

     B. The shares of Common Stock which are to be sold and delivered by the Company as contemplated by the Underwriting Agreement, when issued and delivered in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable.

AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P

Mannatech, Incorporated
May 20, 1998
Page 2


     C. The shares of Common Stock which are currently held by the Selling Shareholders and which are to be sold and delivered by the Selling Shareholders as contemplated by the Underwriting Agreement have been validly issued and are fully paid and non-assessable.

     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein.

                         Sincerely,



                         AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.